EX-23.2
             Amisano Hansen, Chartered Accountants,
             Vancouver, B.C.


Securities and Exchange Commision
450 5th Street, N.W.
Washington, D.C. 20549

Re: World Envirotech, Inc.
    Commission File #000-33031

Gentlemen:

     We have read and agree with the comments in Item 4 of the For 8-K of World Envirotech, Inc. dated February 6, 2002.


                                       Amisano Hansen, Chartered Accountants


                                      /s/ Amisano Hansen, Chartered Accountants
                                        ---------------------------------------

Denver, Colorado
February 6, 2002